CUSTOM SLAUGHTER AND FABRICATION AGREEMENT


      THIS AMENDMENT TO CUSTOM SLAUGHTER AND FABRICATION AGREEMENT (the "Amendment") is executed as of the 9th day of April, 1997, by BEEF AMERICA (`'Beef America"), RED OAK HEREFORD FARMS, INC. ("Hereford'') and RED OAK FARMS, INC. ('`Red Oak Farms, Inc ")

                         WITNESSETH:

      WHEREAS, Beef America and Hereford are parties to that certain Custom Slaughter and Fabrication Agreement (the
"Agreement") dated February 19, 1997; and

      WHEREAS, because Red Oak Farms, Inc., rather than Hereford, purchases and sells beef, the parties, intended That Red Oak Farms, Inc., rather than Hereford, would be a party to the Agreement and have therefore agreed to execute this Amendment for the purpose of substituting Red Oak Farms, Inc. for Hereford thereunder.

      NOW, THEREFORE, for good and valuable consideration, the parties hereby amend the Agreement as follows:

      1. Substitution of Red Oak Farms, Inc. The parties hereby acknowledge and agree that Red Oak Farms, Inc. shall be substituted for Hereford under the Agreement. All references in the Agreement to Hereford shall hereafter be deemed to refer to Red Oak Farms, Inc., rather than to Hereford. Red Oak Farms, Inc. hereby agrees to assume and be bound by and timely perform, observe, discharge and otherwise comply with all terms, covenants, conditions and obligations of Hereford under the Agreement as though Red Oak Farms, Inc, was the original signatory thereto. Beef America hereby agrees to look to Red Oak Farms, Inc. for the performance of such duties and obligations.

      2. Interpretation. If there is a conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment control. Except as expressly amended hereby, the Agreement remains in full force and effect as between Beef America and Red Oak Farms, Inc.

      3. Miscellaneous. This Amendment may be executed in counterparts and constitutes the parties' entire understanding concerning the subject matter hereof. No prior or contemporaneous representations, promises or agreements relating to the subject matter hereof and not embodied in this Amendment are of any force or effect. This Amendment shall not be modified except in a writing signed by all parties hereto. If any provision of this Amendment is held to be invalid or unenforceable, the remaining provisions shall not be affected. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.

     IN WITNESS WHEREOF, the parties have duly executed this AMENDMENT TO CUSTOM SLAUGHTER AND FABRICATION AGREEMENT as of the day and year first above written.





                         BEEF AMERICA



                         By:__________________________________

                         Its:__________________________________


                         RED  OAK HEREFORD FARMS,INC.


                         By:___________________________________

                         Its:___________________________________



                         RED OAK FARMS, INC.


                         By:__________________________________

                         Its:___________________________________

         CUSTOM SLAUGHTER AND FABRICATION AGREEMENT
                     BETWEEN BEEF AMERICA
                             AND
                RED OAK HEREFORD FARMS, INC.


      THIS AGREEMENT is made and entered into this 19th day of February, 1997 by and between Beef America, 14748 W.
Center Rd., Omaha, NE and Red Oak Hereford Farms, Inc.,  Red
Oak, IA 51566.

      WHEREAS, Beef America is engaged in the business of slaughtering and fabricating beef and owns and operates a plant to do so in Norfolk, NE which is subject to United States Department of Agriculture (USDA) inspection. Beef America desires to provide fee-based slaughter and fabrication services to Red Oak Hereford Farms, Inc. as well as to purchase designated offal and by-products.

     WHEREAS, Red Oak Hereford Farms, Inc. is engaged in the business of purchasing live beef animals and marketing and selling fabricated beef. Red Oak Hereford Farms, Inc. desires to solicit slaughter and fabrication services for beef animals meeting Certified Hereford Beef certification. Red Oak Hereford Farms, Inc. desires to sell to Beef America certain offal and by-product items of which Red Oak Hereford Farms, Inc. does not market and sell. Red Oak Hereford
Farms, Inc. also desires to sell to Beef America certain carcasses that do not meet the USDA certification for Certified Hereford Beef.

      NOW, THEREFORE, in consideration of the promises and mutual covenants set forth in the AGREEMENT, the parties agree as follows:

1. Beef America will slaughter and fabricate 800 to 4,000 Certified Hereford Beef carcasses per week. If cattle numbers fall outside this range for more than one week, Beef America has the option to terminate this agreement and a new agreement between Beef America and Red Oak Hereford Farms, Inc. will be reached.

          1A.  Red Oak Hereford Farms will make available to
          Beef  America 20,000 shares of stock  in  Red  Oak
          Hereford Farms, Inc.

2. Beef America will purchase all carcasses that do not meet USDA specifications for Certified Hereford Beef according to a formula pricing mechanism whereas the base price is the average USDA reported Nebraska "flat in the beef' price for the week of slaughter. This base price is then adjusted to a Choice, Yield Grade 3 price weekly according to Beef America's average grading. Premiums will be offered to cattle grading USDA Prime and USDA Yield Grade I and 2 within the USDA Prime and Choice grade. Discounts from the USDA Choice, Yield Grade 3 cost will be applied to cattle grading USDA Select or lower, USDA Yield Grade 4 or greater, carcasses weighing less than 550 pounds, and carcasses weighing more than 950 pounds. Beef America reserves the right to adjust these premiums and discounts weekly as needed to adjust to current grading. All carcasses that can not be fabricated by Beef America (Dark Cutters, Measled Beef, Blood Spots) will be purchased by Beef America at the FOB value that Beef America receives. Beef America will supply to Red Oak Hereford Farms, Inc. all current pricing, premium and discount schedules.

3. Beef America will purchase from Red Oak Hereford Farms, inc. all offal items (which are routinely processed by Beef America) from slaughtered cattle under this agreement. The purchase price will be Beef America's closing inventory price of these items determined the week prior to slaughter. Beef America will provide to Red Oak Hereford Farms, Inc. documentation of all offal prices, weights and yields for the time period representing the slaughter of Certified Hereford Beef Red Oak Hereford Farms, Inc. has the option to market any offal items.

4. Beef America will purchase from Red Oak Hereford Farms, Inc. all hides from slaughtered cattle under this agreement. The purchase price will be determined by the previous week's average of the Chicago Daily Hide and Tallow Market Quotes. All hides will be graded, weighed and processed separately and a weekly production report will be sent to Red Oak Hereford Farms, Inc.

5. Beef America will provide to Red Oak Hereford Farms, Inc. the fabrication yield information on the Certified Hereford Beef that is processed. Beef America may purchase fabricated beef items from Red Oak Hereford Farms, Inc. but is under no obligation to do so.

6. Beef America's payment to Red Oak Hereford Farms, Inc. will be a net payment (payment for non-certified cattle, plus offal, plus hides, minus the slaughter and fabrication fee) closed out weekly with a check issued to Red Oak Hereford Farms, Inc. within 7 days of slaughter.

7. Red Oak Hereford Farms, Inc. will pay Beef America a sum of $40.00 for every carcass slaughtered but not fabricated (non-certified cattle). Red Oak Hereford Farms, Inc. will pay Beef America according to the following scale for every carcass fabricated.

               Number of Head Fabricated          Fee/head

                    1st 2000                      $100.00
                    Next 1000                     $ 95.00
                    Next 1000                     $ 90.00

     7A. Cost revised annually for actual cost increases.

     8. Red Oak Hereford Farms, Inc. will deliver the cattle for weekly slaughter to the plant either the evening before or the morning of the slaughter to be scheduled with Beef
America cattle buyers.

     9. Red Oak Hereford Farms, Inc. will notify the Omaha corporate office (Paul Bergston) as to the number of cattle to be delivered each week. This needs to be accomplished by 10:00 A.M. Tuesday.

10. Red Oak Hereford Farms, inc. will be responsible to order, deliver and pay for all custom boxes for Certified Hereford Beef Red Oak Hereford Farms, inc. will own the inventory of custom boxes. Each weekly close-out will include a credit back to Red Oak Hereford Farms, inc. for Beef America's regular cost of boxes.

11. Red Oak Hereford Farms, inc. will communicate with Norfolk Fabrication (Dennis Sydow) as to fabrication instructions or changes by 10:00 A.M. Tuesday of each week. If Beef America purchases any product, this information must be part of the fabrication order ("make sheet"). Red Oak
Hereford Farms, inc. needs to inform Beef America of the outcome of partial boxes (i.e., shipped, sold to Beef America?).

12. Red Oak Hereford Farms, Inc. will provide Beef America with boxed beef shipping orders and truck schedules for the entire weekly fabrication production (if the carcasses are fabricated on Saturday, then orders and schedules must be in by Friday at noon). Beef America's boxed beef inventory space is limited which requires an "in and out" scheduling of Certified Hereford Beef to eliminate potential problems.

13. Red Oak Hereford Farms, inc. will have a representative present at the plant the day of slaughter and also the day of fabrication.

      TERM. This AGREEMENT commences on the day that this agreement is executed and shall terminate March 1, 2000 unless terminated sooner by a) mutual consent of both parties; b) if either party becomes insolvent or bankrupt;
c) violation of the terms of this agreement (with a 30 day continuation period); or d) by either party for any reason after 120 day written notification. Section c) is not applicable to paragraph 2.

AMENDMENTS. This agreement may be amended at any time by mutual consent.

BINDING  EFFECT.  This agreement shall  be  binding  on  the
parties   hereto  and  their  respective  heirs,  executors,
successors, and/ assigns.

Signed                Date        Signed              Date

____________________________     ____________________________
President,                         President,
Beef  America                      Red Oak Hereford  Farms, Inc.